EXHIBIT 10.2

PATENT SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT (this “Agreement”) is made on this 13th day of July, 2012 between Dais Analytic Corporation ("Debtor"), and holder of Secured Convertible Promissory Note dated July 13, 2012   ("Secured Party").

1. SECURITY INTEREST.  Debtor hereby grants to Secured Party a security interest in (i) all rights, title, and interest in all patents, patent applications and like protections now owned or hereafter acquired by Debtor and listed on Schedule I attached hereto (which Schedule may be updated by the Secured Party from time to time), including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same and the proceeds therefrom and (ii) all rents, royalties, license fees and “accounts” (as defined in the Uniform Commercial Code of the State of Illinois) with respect to all of the foregoing items in clause (i)  (all of the foregoing, collectively, the “Collateral”).  The security interest granted hereunder shall secure the payment and performance of Debtor's obligations under the secured convertible promissory note issued on or about the date hereof by the Debtor to the Secured Party in the principal amount of Two Million Dollars ($2,000,000) (the “Note”), and the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all other liabilities and obligations of Debtor to the Secured Party due or to become due or hereafter arising under this Agreement or in connection with the Note (the “Obligations”).

2. COVENANTS.  Debtor hereby warrants and covenants that during the course of this Agreement: (a)  The Debtor's place of business is 11552 Prosperous Drive, Odessa, Florida, 33556 and Debtor will immediately notify Secured Party in writing of any change in or discontinuance of Debtor's place of business; (b) Debtor will not sell, dispose, or otherwise transfer all or any portion of the Collateral or any interest therein other than license grants made by Debtor in the ordinary course of business, consistent with past practice and on an arm’s-length basis, in each case, without the prior written consent of Secured Party; (c) Debtor shall file this Agreement with the U.S. Patent and Trademark Office no later than ten (10) days after issue of the Note; (d) Debtor shall, from time to time, execute and file such other documents and instruments, and take such further actions as the Secured Party may reasonably request to perfect or continue the perfection of Secured Party’s interest in the Collateral, and Debtor authorizes Secured Party to file Uniform Commercial Code financing statements with respect to the Collateral and the security interest granted herein; (e) to Debtor’s knowledge, this Agreement creates in favor of Secured Party a valid first priority security interest in the Collateral in the United States securing the payment and performance of the obligations evidenced by the Note; and (f) the Debtor shall comply with the covenants set forth on Annex A hereto.

3. DEFAULT.  The following are each an event of default under this Agreement (each, an “Event of Default”): (a) any material misrepresentation relating to this Agreement or the Note on the part of the Debtor, (b) any material noncompliance with or nonperformance of the Debtor's obligations under the Noteor this Agreement, (c) if Debtor makes (i) an assignment for the benefit of creditors, or is subject to (ii) an attachment or receivership of assets that is not dissolved, or (iii) is subject to the institution of Bankruptcy proceedings, whether voluntary or involuntary, and (d) any Event of Default as defined in the Note.  Should an Event of Default occur, Secured Party shall provide Debtor with written notice detailing the Event of Default. Debtor shall have fifteen (15) days from receipt of said notice to cure such default.  Should Debtor fail to cure within the prescribed time period, Secured Party may at any time thereafter declare the Note in default and all obligations secured hereby immediately due and payable and shall have the remedies of a secured party under the Uniform Commercial Code of  the State of Illinois.  Secured Party may require the Debtor to make the collateral provided hereunder available to the Secured Party at a place which is mutually convenient. No waiver by Secured Party of any default shall operate as a waiver of any other default or of the same default on a future occasion. This Agreement shall inure to the benefit of and bind the heirs, executors, administrators, successors, and assigns of the parties. This Agreement shall have the effect of an instrument under seal.

3.  TERM.  This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the Obligations have been paid in full.  Upon satisfaction of the Obligations, the Secured Party shall execute and deliver such releases or other evidences of satisfaction and release of this Agreement as may be reasonably requested by the Debtor.

4. MISCELLANEOUS.  Notwithstanding Section 3 above, this Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against the Debtor for liquidation or reorganization, should the Debtor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of the Debtor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Debtor’s obligations to the Secured Party under the Note, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of such obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the obligations of the Debtor to the Secured Party under the Note shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.  This Agreement shall be governed by the laws of  the State of Illinois , without regard to its conflict of laws provisions.  Any suit for the enforcement of the obligations of Debtor to the Secured Party, arising out of or in any manner relating to this Agreement may be brought in the courts of the City of Chicago, State of Illinois or of the United States of America sitting in Chicago, Illinois and the parties hereto consents to the non-exclusive jurisdiction of such courts.  The Debtor hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit was brought in an inconvenient court.  The Debtor shall not be entitled in any such action or proceeding to assert any defense given or allowed under the laws of any state other than the State of Illinois unless such defense is also given or allowed by the laws of the State of Illinois.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this agreement as of the date first written above.

Debtor:

DAIS ANALYTIC CORPORATION

By:	/s/ Timothy N. Tangredi
Timothy N. Tangredi
President and Chief Executive Officer

Secured Party:

/s/ M. Gostomski
M. Gostomski

[Patent Security Agreement
dated July 13, 2012]

Schedule i
to Patent Security Agreement

1.	Patent No. 6,841,601– Cross-linked polymer electrolyte membranes for heat and moisture exchange devices. This patent was issued on January 11, 2005.

2.	Patent No. 6,413,298 – Water and ion-conducting membranes and uses thereof. This patent was issued on July 2, 2002.

3.	Patent No. 6,383,391 – Water and ion-conducting membranes and uses thereof. This patent was issued on May 7, 2002.

4.	Patent No. 6,110,616 – Ion-conducting membrane for fuel cell. This patent was issued on August 29, 2000.

5.	Patent No. 5,679,482 – Fuel Cell incorporating novel ion-conducting membrane. This patent was issued on October 21, 1997.

6.	Patent No. 5,468,574 – Fuel Cell incorporating novel ion-conducting membrane. This patent was issued on October 21, 1995.

7.	Patent No. 7,179,860 – Cross-linked polymer electrolyte membranes for heat, ion and moisture exchange devices. This patent was issued on February 20, 2007.
8.	U.S. Application No: 11/879,482– Nanoparticle Ultra Capacitor
9.	Patent Application U.S. -12/442,582– Enhanced HVAC System and Method

10.	Patent Application China- 200880009211.4 - Multiphase Selective Transport Through a Membrane

11.	Patent Application U.S. - #12/523,470 - Multiphase Selective Transport Through a Membrane
12.	Patent Application Europe – 08728059.0- Multiphase Selective Transport Through a Membrane
13.	Patent Application Hong Kong – 10106074.4 - Multiphase Selective Transport Through a Membrane
14.	Patent Application China– 200880023707.7 - Molecule Sulphonation Process*
15.	Patent Application U.S. – #12/599,200 - Molecule Sulphonation Process*

16.	Patent Application U.S.– #12/664,762 - Stable and Compatible Polymer Blends*

_________________________________________
* Patent applications jointly owned with Aegis Biosciences, LLC.

[Patent Security Agreement
dated July 13, 2012]

Schedule i
to Patent Security Agreement, Continued

17.	Patent Application Europe- 08771840.9- Stable and Compatible Polymer Blends*
18.	Patent Application Hong Kong- Stable and Compatible Polymer Blends [unpublished]*
19.	Patent Application China- 200880103522.7 - Stable and Compatible Polymer Blends*
20.	Patent Application U.S.- # 11/988,818– Novel Coblock Polymers and Methods for Making Same
21.	Patent Application –Energy Storage Devises Including a Multilayer Electrolyte [unpublished]
22.	Anionic Exchange Electrolyte Polymer Membranes [unpublished]
23.	PROVISIONAL Patent Application- Air Conditioning and Refrigeration Based on Molecular transport of Water [unpublished]

_________________________________________
* Patent applications jointly owned with Aegis Biosciences, LLC.

[Patent Security Agreement
dated July 13, 2012]

Annex A – Additional Covenants

1.
The Debtor shall give the Secured Party prompt written notice of any non provisional published patent application filed with the United States Patent and Trademark Office or any similar office or agency, and, upon the request of the Secured Party, the Debtor shall execute and deliver a supplement hereto (in form and substance satisfactory to the Secured Party) to evidence the Secured Party's security interest in and lien on such patent of the Debtor relating thereto or represented thereby.

2.	The Debtor shall take all actions reasonably necessary to prosecute to allowance applications for patents and maintain all patents (now or hereafter existing)

3.
The Debtor shall take all steps reasonably necessary, in its good faith business judgment, to seek to recover any and all damages for infringement, misappropriation or dilution of the Collateral, unless such infringement, misappropriation or dilution could not reasonably be expected to have a material adverse effect on the Debtor or its ability to satisfy the Obligations or unless the Debtor determines, in its good faith business judgment, that seeking recovery for such infringement, misappropriation or dilution is uneconomical or otherwise not in the best interests of the Debtor.  Upon the occurrence and during the continuance of any event of default under the Note (an “Event of Default”), the Secured Party shall have the right to exercise all rights and remedies available at law or in equity.  From and after the occurrence and during the continuance of an Event of Default, the Secured Party shall have the right, but shall not be obligated, to bring suit or take any other action to enforce the Collateral and, if the Secured Party shall commence any such suit or take any such action, Debtor shall, at the request of the Secured Party, do any and all reasonable lawful acts and execute any and all proper documents reasonably required by the Secured Party in aid of such enforcement.

4.
The Debtor shall not create, cause to be crated or permit to exist any lien, security interest or encumbrance on any portion of the Collateral in favor of any person or entity other than the Secured Party.

[Patent Security Agreement
dated July 13, 2012]